Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-104497) pertaining to the OGE Energy Corp. Employees’ Stock Ownership and Retirement Savings Plan of our report dated June 25, 2010, with respect to the financial statements and schedule of the OGE Energy Corp. Employees’ Stock Ownership and Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2009.

/s/   Ernst & Young LLP

Oklahoma City, Oklahoma
June 25, 2010

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